UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2025
WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger Agreement

On October 15, 2025 (the “Closing Date”), Western Midstream Partners, LP (“WES”) completed its previously announced transaction with Aris Water Solutions, Inc. (“Aris”), pursuant to the Agreement and Plan of Merger, dated as of August 6, 2025 (the “Merger Agreement”), by and among WES, Aris, Arrakis OpCo Merger Sub LLC, a Delaware limited liability company and direct subsidiary of WES (“OpCo Merger Sub”), Arrakis Holdings Inc., a Delaware corporation and direct subsidiary of WES (“Arrakis Holdings”), Arrakis Unit Merger Sub LLC, a Delaware limited liability company and direct subsidiary of WES (“Unit Merger Sub”), Arrakis Cash Merger Sub LLC, a Delaware limited liability company and direct subsidiary of Arrakis Holdings (“Cash Merger Sub”), and Aris Water Holdings, LLC, a Delaware limited liability company (“Aris OpCo”). Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, (a) OpCo Merger Sub merged with and into Aris OpCo (the “OpCo Merger”) in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), whereupon the separate existence of OpCo Merger Sub ceased, with Aris OpCo continuing as the surviving limited liability company, a direct, partially-owned subsidiary of Aris and a direct, partially-owned subsidiary of WES; (b) concurrently with the OpCo Merger, Cash Merger Sub merged with and into Aris (the “Cash Merger” and, together with the OpCo Merger, the “Initial Mergers”) in accordance with the DLLCA and General Corporation Law of the State of Delaware (the “DGCL”), whereupon the separate existence of Cash Merger Sub ceased, with Aris continuing as the surviving corporation (the “Surviving Corporation”); and (c) immediately following the Cash Merger, Unit Merger Sub merged with and into the Surviving Corporation (the “Unit Merger” and collectively with the Initial Mergers, the “Mergers”) in accordance with the DLLCA and the DGCL, whereupon the separate existence of Unit Merger Sub ceased, with the Surviving Corporation continuing as the surviving corporation of the Unit Merger and an indirect wholly owned subsidiary of WES (the “Effective Time”). The Mergers are considered a significant asset acquisition under Item 2.01 of Form 8-K, but are not considered a significant business acquisition under Item 2.01 of Form 8-K for which certain financial statements are required.

The events described in this Current Report on Form 8-K took place in connection with the completion of the Mergers.

Merger Consideration

As of the Effective Time, each issued and outstanding share of Class A common stock, par value $0.01 per share, of Aris (the “Aris Class A Common Stock”) and each unit of Aris OpCo (the “Aris OpCo Units”) and corresponding share of Class B common stock of Aris, par value $0.01 per share (together with a corresponding Aris OpCo Unit, an “Aris OpCo Stapled Unit”) was converted into the right to receive, at the election of the holder thereof (subject to certain exceptions as set forth in the Merger Agreement) the following consideration from WES (the “Merger Consideration”): (1) 0.625 common units (the “Common Unit Election Consideration”) representing limited partner interests in WES (“Common Units”); (2) $25.00 in cash (without interest), subject to proration as set forth in the Merger Agreement (the “Cash Election Consideration”); or (3) a combination of 0.450 Common Units and $7.00 in cash (without interest) (the “Mixed Election Consideration”).

The final Merger Consideration elections results are as follows:

•Holders of 14,385,652 shares of Aris Class A Common Stock and Aris OpCo Stapled Units elected to receive the Common Unit Election Consideration. Pursuant to the terms of the Merger Agreement, this amount includes Aris securityholders who failed to properly make an election prior to the election deadline and are deemed to have elected to receive the Common Unit Election Consideration.
•Holders of 33,801,151 shares of Aris Class A Common Stock and Aris OpCo Stapled Units elected to receive the Cash Election Consideration.

•Holders of 11,017,951 shares of Aris Class A Common Stock and Aris OpCo Stapled Units elected to receive the Mixed Election Consideration.

As a result of these elections, approximately 26.6 million Common Units were issued and $415.0 million in cash was paid to Aris securityholders as a part of the Merger Consideration (excluding the cash consideration payable in connection with the cancellation and conversion of the Company RSUs and Company PSUs (each as defined in the Merger Agreement)), which is equal to the maximum total cash consideration payable to Aris securityholders as set forth in the Merger Agreement. Therefore, Aris securityholders who elected to receive the Cash Election Consideration instead received a prorated amount of cash and Common Units.

The issuance of Common Units in connection with the Mergers was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-289924), declared effective by the Securities and Exchange Commission (the “SEC”) on September 12, 2025.

Treatment of Aris Equity Awards

As of the Effective Time, each outstanding award of time-based restricted stock units (“Company RSUs”) and each outstanding award of time and performance-based restricted stock units (“Company PSUs”) outstanding under the Aris 2021 Equity Incentive Plan held by a Continuing Employee was assumed by WES and converted into a phantom unit award with respect to Common Units (each, an “Assumed RSU Award”). Each Assumed RSU Award (i) relates to a number of whole Common Units (rounded to the nearest whole unit) equal to (x) the total number of shares of Aris Class A Common Stock underlying such award of Company RSUs or Company PSUs, multiplied by (y) the Common Unit Election Consideration, (ii) with respect to any Company PSUs with performance periods that had not ended prior to the Effective Time, is deemed to be earned at the greater of (x) the target level of performance and (y) the greater of the actual level of performance through (1) the day that was five business days following the execution of the Merger Agreement, and (2) the Effective Time, and (iii) is otherwise subject to substantially the same terms and conditions (including as to time-based vesting, settlement and forfeiture events, but excluding any performance-based vesting conditions) as were applicable to the corresponding Company RSU or Company PSU immediately prior to the Effective Time, except as to terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement, or any such immaterial administrative or ministerial changes as the Board of Directors of WES determined in good faith were appropriate to effectuate the administration of the Assumed RSU Award. Each Assumed RSU Award includes a right to receive payment of any cash amounts with respect to accrued but unpaid distribution equivalent rights associated with the prior Company RSU or Company PSU as of the Effective Time in accordance with and subject to the same vesting, forfeiture, payment timing and other provisions as applied to the corresponding Company RSU or Company PSU.

As of the Effective Time, each outstanding Company RSU and each outstanding Company PSU held by an employee or service provider (excluding any director of Aris) who was not a Continuing Employee (each, a “Non-Continuing Employee”) was, automatically and without any required action on the part of the holder thereof or Aris, cancelled and converted into the right to receive (without interest) an amount in cash equal to (i) the total number of shares of Aris Class A Common Stock underlying such award of Company RSUs or Company PSUs (assuming that any performance-based vesting conditions applicable to Company PSUs were achieved at the greater of (x) the target level of performance and (y) the greater of the actual level of performance through (1) the day that was five business days following the execution of the Merger Agreement, and (2) the Effective Time), multiplied by (ii) the Cash Election Consideration, plus an amount in cash equal to any accrued but unpaid cash-based dividend equivalents.

As of the Effective Time, each outstanding Company RSU held by any non-employee director of Aris was automatically and without any required action on the part of the holder thereof or Aris, cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the number of shares of Aris Class A Common Stock underlying such award of Company RSUs, multiplied by (y) the Cash Election Consideration.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued on October 15, 2025 announcing the completion of the Mergers is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. The submission of the information set forth in this Item 7.01 will not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1 that is provided solely in connection with Regulation FD.

Item 8.01 Other Events.

Assumption of Aris Notes

Following the consummation of the Mergers, Aris OpCo’s 7.250% Senior Notes due 2030 (the “Aris Notes”) will remain outstanding and the indenture governing the Aris Notes will be assumed by Western Midstream Operating, LP (“WES OpCo”), a subsidiary of WES.

Fourth Amended and Restated Agreement of Limited Partnership of WES OpCo

Following the consummation of the Mergers, the Third Amended and Restated Agreement of Limited Partnership of WES OpCo will be amended and restated to, among other things, provide for the issuance of preferred units of WES OpCo.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

2.1#
Agreement and Plan of Merger, dated as of August 6, 2025, by and among Western Midstream Partners, LP, Arrakis OpCo Merger Sub LLC, Arrakis Holdings Inc., Arrakis Unit Merger Sub LLC, Arrakis Cash Merger Sub LLC, Aris Water Solutions, Inc. and Aris Water Holdings, LLC (incorporated by reference to Exhibit 2.1 of Western Midstream Partners, LP’s Current Report on Form 8-K filed on August 6, 2025, File No. 001-035753).

99.1	Press release, dated October 15, 2025, announcing completion of the Mergers.
104	Cover Page Interactive Data File.
#    Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	October 15, 2025	By:	/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer